Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147449 on Form S-8 of our report dated June 29, 2009, appearing in this Annual Report on Form 11-K of Vulcan Materials Company 401(k) and Profit Sharing Retirement Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Birmingham, Alabama
June 29, 2009